EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT


         This Agreement is made and entered into as of August 30, 1996 (the "Effective Date"), by and between L. LURIA & SON, INC., a Florida corporation (the "COMPANY"), and RACHMIL LEKACH (the "EXECUTIVE").


                             PRELIMINARY STATEMENTS:


         A. The Company desires to retain the services of the Executive pursuant to the terms and conditions of this Agreement.


         B. The Executive is willing to make his services available to the Company on the terms and subject to the conditions hereinafter set forth.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties agree as follows:


         1.        EMPLOYMENT.

                  1.1 GENERAL. The Company hereby agrees to employ the Executive as the Chairman of the Board and Chief Executive Officer of the Company, and the Executive hereby agrees to provide services to the Company, on the terms and subject to the conditions set forth herein.

                  1.2 DUTIES OF EXECUTIVE. Subject to the provisions of Section 8, during the term of this Agreement, the Executive shall be available to the Company on a full-time basis, render services to the best of his ability, and use his best efforts to promote the interests of the Company. The Executive agrees to fulfill his fiduciary duties as an officer and director of the Company. During the term of this Agreement, the Executive shall serve as the Chairman of the Board and Chief Executive Officer of the Company. The Executive shall be responsible for the management of the Company's day to day operations, including, but not limited to, all hiring and firing, merchandising, advertising, store and warehouse operations, contracts, accounting, personnel, budgets and expenses. The Executive shall also perform such other duties assigned to him by the Board of Directors (the "BOARD") that are consistent with his title and position and that do not violate the terms of this Agreement. The Executive shall also be a member of the Board.

                  1.3 PLACE OF PERFORMANCE. In connection with the employment of the Executive by the Company hereunder, the Executive shall perform his duties and obligations hereunder primarily from the Company's offices located in Miami Lakes, Florida, except for required travel on the Company's business. The Company shall not require the Executive to change his place of permanent residency to a place outside of the Dade County, Florida area.

         2.        TERM.

                  2.1 INITIAL TERM. The initial term of the employment of the Executive hereunder shall be for a period commencing on the Effective Date and expiring on December 31, 1999 (the "INITIAL TERM"), unless sooner terminated in accordance with the terms and conditions hereof.

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          2.2 RENEWAL TERM. The employment of the Executive hereunder may be renewed and extended for such period or periods as may be mutually agreed to by the Company and the Executive in a written supplement to this Agreement signed by the Executive and the Company (a "WRITTEN SUPPLEMENT"). If this Agreement is not so renewed and extended prior to the expiration of the Initial Term, the employment of the Executive hereunder shall automatically terminate upon the expiration of the Initial Term.


         3. COMPENSATION.


            3.1 BASE SALARY. As compensation for all services rendered by the Executive to the Company hereunder, the Executive shall receive a base salary at an annual rate of $300,000 (the "BASE SALARY") during the term of his employment hereunder, which shall be payable in installments consistent with the Company's normal payroll schedule, subject to applicable withholding and other taxes. The Base Salary shall be increased annually to reflect any increase from the previous year in the Consumer Price Index for the Dade County, Florida area. In addition, the Base Salary may be increased from time to time in accordance with the normal business practices of the company and, if so increased, shall not thereafter during the term of this Agreement be decreased. If the term of this Agreement shall be renewed and extended as provided in Section 2.2 hereof, then during such renewal term the Executive shall be paid a base salary as set forth in the Written Supplement.


             3.2 DISCRETIONARY BONUS. At the discretion of the Board, the Executive shall be entitled to receive discretionary bonuses pursuant to bonus plans approved by the Board after the Effective Date.


        4. EXPENSE REIMBURSEMENT AND OTHER BENEFITS.


                  4.1 REIMBURSABLE EXPENSES. During the term of the Executive's employment hereunder, the Company, upon the submission of proper substantiation by the Executive, shall reimburse the Executive for all reasonable expenses actually and necessarily paid or incurred by him in the course of and pursuant to the business of the Company.


                  4.2 OTHER BENEFITS. During the term of the Executive's employment hereunder, the Executive shall be entitled to participate in all medical and hospitalization, group life insurance, and any and all other fringe benefit plans as are hereinafter provided by the Company to its officers on the same terms as those of such other officers of the Company. Notwithstanding the termination of the Executive's employment with the Company for any reason prior to the expiration of the Initial Term, including a resignation by the Executive, the Company shall (i) until the expiration of the Initial Term, provide the Executive, his spouse and dependents with medical, dental and any other health benefits and coverage in amounts and on terms no less favorable than provided immediately prior to such termination of employment and, in all other respects, shall use its reasonable efforts to cause the Executive to be treated in a manner that will cause him to remain eligible for said coverage throughout such period, at no cost to the Executive, and (ii) at the time of such termination or resignation, transfer, at no cost to the Executive, the life insurance policies on the Executive's life to the Executive, or his designee, including any cash value thereon. The provisions of this Section 4.2 shall survive the termination of this Agreement.


                  4.3 WORKING FACILITIES. During the term of the Executive's employment hereunder, the Company shall furnish the Executive with an office and secretarial help of his choice, and such other facilities adequate for the performance of his duties hereunder at the Company's corporate headquarters located in Miami Lakes, Florida.

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                  4.4 STOCK OPTIONS. Subject to the terms and conditions of the
Company's stock option plans currently in effect for the Company, as amended, modified or replaced from time to time, or any new stock option plan adopted by the Company with the same or similar purpose of such stock option plans (collectively, the "Plan"), and shareholder approval, if required, the Company grants to the Executive, effective as of the Effective Date, a non-qualified stock option to purchase 400,000 shares of the Company's Common Stock (the "STOCK OPTION"), at an exercise price of $4.125 (the closing price of the Common Stock on the day immediately prior to the Effective Date). The Stock Option shall vest on the six-month anniversary date from the date of grant; provided, that, the Stock Option shall vest immediately if (i) a Change of Control (as hereinafter defined) occurs, or (ii) the Executive's employment is terminated for any reason (including a resignation by the Executive). In addition, notwithstanding the provisions set forth in the Plan, the Stock Option will expire in all events on the 10-year anniversary date of the date of grant, notwithstanding the termination of the Executive's employment with the Company for any reason, including resignation by the Executive. The terms of this
Section 4.4 shall survive the termination of this Agreement.


         5. TERMINATION.


                  5.1 TERMINATION FOR CAUSE. The Company shall at all times have the right, upon written notice to the Executive, to terminate the Executive's employment hereunder, for cause. For purposes of this Agreement, the term "cause" shall mean solely (a) a willful breach by the Executive of any of the material terms or provisions of this Agreement which is not cured within ten
(10) days after receipt by the Executive of written notice of same, (b) the Executive's conviction of a felony involving moral turpitude, or (c) commission by the Executive of an act or acts involving fraud, embezzlement, misappropriation or theft against the Company. Upon any termination pursuant to this Section 5.1, the Executive shall be entitled to be paid his Base Salary to the date of termination and, subject to the provisions of Sections 4.2 and 4.4, the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however to the provisions of Section 4.1).


                  5.2 CHANGE OF CONTROL. The Executive may terminate his employment under this Agreement upon a Change of Control. For purposes of this
Section 5.2 "Change of Control" shall mean (i) the failure of Applicable Directors (defined below) to constitute a majority of the Board, (ii) the shareholders of the Company shall approve a plan of merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive, unless such approved merger, consolidation, reorganization, liquidation or dissolution is subsequently abandoned, or (iii) the shareholders of the Company shall approve a plan for the sale, lease, exchange or other disposition of all or substantially all of the property and assets of the Company, unless such plan is subsequently abandoned; provided, that, a Change of Control shall not be deemed to have occurred as a result of subclauses (ii) and (iii) of this sentence if such transaction is with Parlux Fragrances, Inc. or Perfumania, Inc., unless, at the time of such transaction, the Executive is no longer affiliated with these entities. As used herein, "Applicable Directors" shall mean those individuals who were members of the Board as of the Effective Date and appointed at the direction of Ocean Reef Management, Inc. ("Ocean Reef"), and any new director whose election to the Board or nomination for election to the Board was approved (prior to any vote thereon by the shareholders) by a vote of at least a majority of the directors then still in office who either were directors appointed by Ocean Reef as of the Effective Date or whose election or nomination for election was previously approved as provided in this sentence. To terminate his employment under this Agreement upon a Change of Control, the Executive shall give the Company a written termination notice. The termination date shall be the date specified in such notice, which date may not be earlier than 30 days nor later than 90 days from the

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Company's receipt of such notice. If this Agreement is terminated by the
Executive pursuant to this Section 5.2, or if the Company terminates this Agreement upon a Change of Control, or within six months from the date of a Change of Control, then, as long as the Executive is not a member of the "control group" (within the meaning of the rules and regulations of the Securities and Exchange Commission) of the entity causing the Change of Control, in addition to the provisions of Sections 4.2 and 4.4, the Executive will be entitled to be paid a lump sum payment equal to the sum of (x) the Base Salary that the Executive would otherwise have been entitled to receive through the end of the Initial Term, plus (y) a severance payment equal to $300,000.


                  5.3 TERMINATION WITHOUT CAUSE; DEATH; OR DISABILITY. At any time the Company shall have the right to terminate the Executive's employment hereunder (i) by written notice to the Executive, (ii) if the Executive, as a result of mental or physical incapacity, illness or disability, fails to perform his duties and responsibilities provided for herein for more than 90 days in any 365-day period, or (iii) upon the death of the Executive. In the event of any termination pursuant to this Section 5.3, then, in addition to the provisions of Sections 4.2 and 4.4, the Executive (or his estate) shall be entitled to be paid his Base Salary and any accrued but unpaid bonus to the date of termination and receive reimbursements for reasonable business expenses incurred prior to such date of termination (subject, however, to the provisions of Section 4.1), and to be paid the following severance payments: (a) if the termination occurs on or prior to the one-year anniversary date of the Effective Date, the Company shall pay the Executive (or his estate) a lump sum payment equal to the Base Salary that the Executive would otherwise have been entitled to receive through the end of the Initial Term, and (b) if the termination occurs after the one-year anniversary date of the Effective Date, but prior to the expiration of the Initial Term, the Company shall pay the Executive (or his estate) a lump sum payment equal to the sum of (x) the Base Salary that the Executive would otherwise have been entitled to receive through the end of the Initial Term, plus (y) $300,000.


                  5.4 TERMINATION BY EXECUTIVE. The Executive may terminate his employment under this Agreement for Good Reason (defined below). "Good Reason" shall mean (A) that the Company (through its Board or otherwise) has (i) assigned the Executive duties other than those contemplated by Section 1.2 above without the Executive's consent, (ii) named a new Chairman of the Board or Chief Executive Officer of the Company, (iii) limited the powers of the Executive in any manner, or (iv) breached any of its other covenants and obligations hereunder; or (B) the inability of the Executive to perform his duties hereunder. A purported termination of this Agreement by the Company pursuant to any provision of this Section 5 which is disputed and which is finally determined not to have been proper shall be deemed a breach by the Company of this Agreement. To terminate his employment under this Agreement for Good Reason, the Executive shall give the Company written notice of the Executive's intent to terminate his employment with the Company pursuant to this Section 5.4, which notice shall specify the Executive's reasons therefor in detail. The Company shall have 30 days from its receipt of such notice to attempt to cure any such condition giving rise to Good Reason hereunder. If such cure is acceptable to the Executive, the Executive may accept such cure and continue this Agreement in full force and effect as if the initial notice of termination under this Section 5.4 had not been given by the Executive; PROVIDED, HOWEVER, that acceptance of such cure and the continuation of the Executive's employment shall not act as a waiver of any rights of the Executive with respect to such actions or inactions of the Company and/or limit the Executive's right to terminate this Agreement for the same or similar action or inaction by the Company following such cure. If the Executive does not accept such cure, the termination date of this Agreement shall be the 30th day after the Company's receipt of the Executive's termination notice. Upon any termination of this Agreement pursuant to this Section 5.4, then, in addition to the provisions of Sections 4.2 and 4.4, the Executive shall be entitled to receive his Base Salary

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and any accrued but unpaid bonus through the end of the Initial Term, in installments consistent with the Company's normal payroll practices, and reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 4.1.


                  5.5 NON-RENEWAL. In the event that this Agreement is not renewed beyond the Initial Term as provided in Section 2.1 hereof, then this Agreement shall terminate at the end of such Initial Term of this Agreement. The last day of the Initial Term shall be the termination date for a termination pursuant to this Section 5.5. If the Executive is employed by the Company at the end of the Initial Term, then, upon any termination of this Agreement pursuant to this Section 5.5, the Executive shall be entitled to receive a lump-sum payment of $300,000.


                  5.6 MITIGATION. The Executive shall not be required to mitigate the amount of any payment provided for in this Section 5 by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Section 5 be reduced by any compensation earned by the Executive as the result of employment by another employer after the termination date.


         6.        RESTRICTIVE COVENANTS.


                  6.1 NON-COMPETITION. During the Non-competition Period (as hereinafter defined), the Executive shall not, directly or indirectly, engage in or have any interest in any sole proprietorship, partnership, corporation or business or any other person or entity that directly or indirectly is engaged in the jewelry or gift retail business primarily in Florida (the "Business"); PROVIDED, HOWEVER, that nothing herein shall be deemed to prevent the Executive from (i) owning an interest in the equity or debt securities of the Company, Parlux Fragrances, Inc., Perfumania, Inc., or any successor (whether by merger, acquisition, sale or otherwise) of such companies, or any direct or indirect subsidiaries of such companies, and (ii) acquiring through market purchases and owning, solely as an investment, less than five percent of the equity securities of any class of any issuer whose shares are registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and are listed or admitted for trading on any United States national securities exchange or are quoted on the National Association of Securities Dealers Automated Quotations System, or any similar system of automated dissemination of quotations of securities prices in common use, so long as the Executive is not a member of any "control group" (within the meaning of the rules and regulations of the United States Securities and Exchange Commission) of any such issuer. For purposes of this Section 6.1, the term "NON-COMPETITION PERIOD" shall mean (i) at all times while the Executive is employed by the Company, and (ii) at all times while the Executive is receiving Base Salary payments from the Company, but in no event more than six months from the date the Executive is no longer employed by the Company.


                  6.2 NONDISCLOSURE. Except as expressly permitted by the Company or in connection with the performance of his duties hereunder, the Executive shall not, unless otherwise required by law, divulge, communicate, use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any confidential information pertaining to the business of the Company. Any confidential information or data heretofore or hereafter acquired by the Executive with respect to the business of the Company (which shall include, but not be limited to, information concerning the Company's financial condition, prospects, customers, suppliers, sources of leads, methods of doing business, importation, marketing and distribution of the Company's services) shall be deemed a valuable, special and unique asset of the Company that is received by the Executive in confidence and as a fiduciary, and the Executive shall remain a fiduciary to the Company with respect to all of such

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information. Notwithstanding any provision hereof which may be to the contrary, confidential information shall not include (a) information that is or becomes generally available to the public other than as a result of a disclosure by the Executive, or (b) information lawfully acquired by the Executive from sources other than the Company or its affiliates who are not bound by any agreement of confidentiality.


                  6.3 NONSOLICITATION OF EMPLOYEES. While employed by the Company and for a period of one year following the date his employment is terminated hereunder, the Executive shall not, directly or indirectly, for himself or for any other person, firm, corporation, partnership, association or other entity, solicit any employee of the Company.


                  6.4 BOOKS AND RECORDS. All books, records, and accounts relating in any manner to the Company, whether prepared by the Executive or otherwise coming into the Executive's possession, shall be the exclusive property of the Company and shall be returned immediately to the Company on termination of the Executive's employment hereunder or on the Company's request at any time. The Executive shall not retain copies, extracts or compilations of any such books, records or accounts.


                  6.5 COMPANY INCLUDES SUBSIDIARIES. For purposes of this
Section 6 and Section 7 hereof, the term "Company" shall be deemed to include the Company and any of its direct or indirect subsidiaries.

                  6.6 SURVIVAL. The terms of this Section 6 shall survive the termination of this Agreement.

         7. INJUNCTION. It is recognized and hereby acknowledged by the parties hereto that a breach by the Executive of any of the covenants contained in
Section 6 of this Agreement will cause irreparable harm and damage to the Company, the monetary amount of which may be virtually impossible to ascertain. As a result, the Executive recognizes and hereby acknowledges that the Company shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any violation of any or all of the covenants contained in Section 6 of this Agreement by the Executive or any of his affiliates, associates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other remedies the Company may possess.


         8. OTHER ACTIVITIES OF THE EXECUTIVE. The Company acknowledges and agrees that the Executive and his affiliates are engaged in the business of investing in, acquiring and/or managing businesses and other ventures for the Executive's own account, for the account of the Executive's affiliates and associates (as such terms are defined by the rules and regulations of the Securities and Exchange Commission) and for the account of other unaffiliated parties (collectively the "Investment Activities"), and the Executive plans to continue to be engaged in such Investment Activities during the term of this Agreement (which may include employment of the Executive by the entities conducting such Investment Activities). No aspect or element of such present or future Investment Activities shall be deemed to be engaged in for the benefit of the Company or any of its subsidiaries nor to constitute a conflict of interest or a breach of this Agreement unless such activities violate Section 6.1 of this Agreement. The Executive shall be required to bring only such investment and/or business opportunities to the attention of the Company and its subsidiaries that relate to the Business. Absent the provisions of this Section 8, the compensation required by the Executive would have been considerably higher or the Executive would not have entered into this Agreement.


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         9. INDEMNIFICATION. The Company and its present and future subsidiaries agree to jointly and severally indemnify and hold harmless the Executive to the fullest extent permitted by corporate law at the present time (or as may be increased in the future). The Company and its subsidiaries, jointly and severally, agree to reimburse the Executive on a monthly basis for any cost of defending any action or investigation (including attorneys' fees and expenses) subject to an undertaking from the Executive to repay the Company or its subsidiaries if the Executive is determined not to be entitled to such indemnity.


         10. ASSIGNMENT. Subject to the provisions of Section 5.2 hereof, the Executive agrees that any or all of the rights and interests of the Company hereunder (i) may be assigned to any purchaser of substantially all of the assets of the Company, and (ii) may be assigned as a matter of law to the surviving entity in any merger of the Company. The Executive shall not delegate his employment obligations hereunder, or any portion thereof, to any other person.


         11. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.


         12. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings and arrangements, both oral and written, between the parties hereto with respect to such subject matter. This Agreement may not be modified in any way unless by a written instrument signed by each of the parties hereto.

         13. NOTICES. Any notice required or permitted to be given hereunder shall be in writing and shall be given by personal delivery, facsimile transmission, Federal Express (or other equivalent courier service) or by registered or certified mail, postage prepaid, return receipt requested (a) if to the Company, 5770 Miami Lakes Drive, Miami Lakes, Florida 33014, Attention:
Board of Directors, and (b) if to the Executive, to his address as reflected on the payroll records of the Company, or to such other addresses as either party hereto may from time to time give notice of to the other. Notice by registered or certified mail will be effective three days after deposit in the United States mail. Notice by any other permitted means will be effective upon receipt.


         14. BENEFITS; BINDING EFFECT. This Agreement shall be for the benefit of and binding upon the parties hereto and their respective heirs, personal representatives, legal representatives, successors and, where applicable, assigns, including, without limitation, any successor to the Company, whether by merger, consolidation, sale of stock, sale of assets or otherwise.


         15. SEVERABILITY. The invalidity of any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted. If such invalidity is caused by length of time or size of area, or both, the otherwise invalid provision will be considered to be reduced to a period or area which would cure such invalidity.


         16. WAIVERS. The waiver by either party hereto of a breach or violation of any term or provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation.

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         17. DAMAGES. Nothing contained herein shall be construed to prevent any party hereto from seeking and recovering from the other damages sustained by either or both of them as a result of its or his breach of any term or provision of this Agreement. In the event that either party hereto brings suit for the collection of any damages resulting from, or for the injunction of any action constituting, a breach of any of the terms or provisions of this Agreement, then the prevailing party shall pay all reasonable costs, fees (including reasonable attorneys' fees) and expenses of the non-prevailing party.


         18. SECTION HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.


         19. NO THIRD PARTY BENEFICIARY. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the parties hereto and their respective heirs, personal representatives, legal representatives, successors and assigns, any rights or remedies under or by reason of this Agreement.


         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                      L. LURIA & SON, INC.

                                      By:/s/Thomas Floerchinger
                                         -----------------------------
                                           Name:  Thomas Floerchinger
                                           Title:  Chief Financial Officer


                                           /s/Rachmil Lekach
                                           ---------------------------
                                           RACHMIL LEKACH